Exhibit 99.1
Delek US Holdings Reports Fourth Quarter 2024 Results

•Net loss of $413.8 million or $(6.55) per share, adjusted net loss of $160.5 million or $(2.54) per share, adjusted EBITDA of $(23.2) million
•Closing a transformational 2024 with additional steps to improve DK's profitability. During 2024:
◦DK made significant progress in achieving our Sum of the Parts ("SOTP") goals
▪Sold our retail assets for proceeds of $390 million
▪Progressed DKL deconsolidation reducing DK's interest in DKL from 78.7% in January 2024 to 63.6% currently
◦DK & Delek Logistics (DKL) executed the intercompany amendments and extensions
◦DK completed the drop-down of Wink to Webster ("W2W") pipeline into DKL
◦DKL closed the acquisition of H2O Midstream, further adding to its third party cash flows
◦DKL achieved another record quarterly Adjusted EBITDA of $107.2 million
◦Completed a successful five-year turnaround at its Krotz Springs refinery
◦Achieved the $100 million cost reduction run rate through our zero based budget ("ZBB") efforts
◦Announced the Enterprise Optimization Plan ("EOP") to increase overall profitability by at least $100 million
◦Repurchased ~$42 million in shares
•We have also started 2025 on a strong note. Since the start of the year:
◦DKL closed the acquisition of Gravity Water Midstream
◦EOP expected to be at the high end of the range - $120 million
◦DKL announced a strong full year EBITDA guidance of $480 to $520 million
◦DKL announced authorization to buyback common units up to $150 million from DK through 2026
▪Adds another tax efficient way for DK to progress SOTP
▪Accretive to DKL's free cash flow
•Paid $16.1 million of dividends and announced regular quarterly dividend of $0.255 per share in February

BRENTWOOD, Tenn.-- February 25, 2025 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its fourth quarter ended December 31, 2024.
“Despite challenging market conditions, 2024 was a transformation year during which we have made significant progress in achieving our Sum of the Parts goals and improving the overall profitability of the company,” said Avigal Soreq, President and Chief Executive Officer of Delek US. “After announcing the EOP plan in September we have already made significant progress towards our goals of increasing the profitability of the company by $100 million and now expect to be at the high end of original target run-rate in 2H'2025. Delek Logistics is also a completely different company versus where it started the year. On a pro-forma basis ~70% of its cash flows will be coming from third-party sources."
"Looking ahead, we will continue to execute on our priorities of running safe and reliable operations, and making further progress on midstream deconsolidation, our EOP efforts, and delivering shareholder value while maintaining our financial strength and flexibility," Soreq concluded.

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Delek US Results

	Three Months Ended December 31,		Year Ended December 31,
($ in millions, except per share data)	2024	2023	2024	2023
Net (loss) income attributable to Delek US (1)	$(413.8)	$(164.9)	$(560.4)	$19.8
Total diluted (loss) income per share	$(6.55)	$(2.57)	$(8.77)	$0.30
Adjusted net (loss) income	$(160.5)	$(93.2)	$(338.9)	$196.6
Adjusted net (loss) income per share	$(2.54)	$(1.46)	$(5.31)	$2.98
Adjusted EBITDA	$(23.2)	$60.6	$313.7	$949.7
(1) For the three months ended December 31, 2024, includes a $212.2 million goodwill impairment charge. For the three months ended December 31, 2023, includes a $23.1 million right-of-use asset impairment charge and a $14.8 million goodwill impairment charge. For the year ended December 31, 2024, includes a $212.2 million goodwill impairment charge, a $22.1 million impairment charge related to the idling of the biodiesel facilities, and a $9.2 million impairment charge related to certain pipeline assets. For the year ended December 31, 2023, includes a $23.1 million right-of-use asset impairment charge and a $14.8 million goodwill impairment charge.

Refining Segment
The refining segment Adjusted EBITDA was $(69.6) million in the fourth quarter 2024 compared with $(4.4) million in the same quarter last year, which reflects other inventory impacts of $43.9 million and $48.6 million for fourth quarter 2024 and 2023, respectively. The decrease over 2023 is primarily due to lower refining crack spreads and turnaround activities at the Krotz Springs refinery. During the fourth quarter 2024, Delek US's benchmark crack spreads were down an average of 13.1% from prior-year levels.
Logistics Segment
The logistics segment Adjusted EBITDA in the fourth quarter 2024 was $107.2 million compared with $99.4 million in the prior-year quarter. The increase over last year's fourth quarter was driven by strong contributions from Delaware Gathering systems, annual rate increases, the impact of the W2W dropdown and incremental contribution due to the H2O Acquisition on September 11, 2024, partially offset by lower wholesale margins.
Corporate and Other Activity
Adjusted EBITDA from Corporate, Other and Eliminations was a loss of $(60.3) million in the fourth quarter 2024 compared with a loss of $(43.8) million in the prior-year period. The increased losses were driven primarily by the impact of the W2W dropdown and higher Corporate expenses.
Shareholder Distributions
On February 18, 2025, the Board of Directors approved the regular quarterly dividend of $0.2550 per share that will be paid on March 10, 2025 to shareholders of record on March 3, 2025.
Liquidity
As of December 31, 2024, Delek US had a cash balance of $735.6 million and total consolidated long-term debt of $2,765.2 million, resulting in net debt of $2,029.6 million. As of December 31, 2024, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $5.4 million of cash and $1,875.4 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $730.2 million in cash and $889.8 million of long-term debt, or a $159.6 million net debt position.
Fourth Quarter 2024 Results | Conference Call Information
Delek US will hold a conference call to discuss its fourth quarter 2024 results on Tuesday, February 25, 2025 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) fourth quarter 2024 earnings conference call that will be held on Tuesday, February 25, 2025 at 11:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.

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About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, and renewable fuels. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.

The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 63.6% (including the general partner interest) of Delek Logistics Partners, LP at January 2, 2025.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; cost reductions; growth; scheduled turnaround activity; projected capital expenditures and investments into our business; liquidity and EBITDA impacts from strategic and intercompany transactions; the performance and execution of our midstream growth initiatives, including the Permian Gathering System, the Red River joint venture and the Wink to Webster long-haul crude oil pipeline, and the flexibility, benefits and the expected returns therefrom; projected benefits of the Delaware Gathering, Acquisition H2O Midstream and Gravity Water Midstream acquisitions, renewable identification numbers ("RINs") waivers and tax credits and the value and benefit therefrom; cash and liquidity; emissions reductions; opportunities and anticipated performance and financial position.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include, but are not limited to: uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding future decisions by the Organization of Petroleum Exporting Countries ("OPEC") regarding production and pricing disputes between OPEC members and Russia; risks and uncertainties related to the integration by Delek Logistics of the Delaware Gathering, H2O Midstream or Gravity business following their acquisition; Delek US' ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; risks and uncertainties with respect to the possible benefits of the retail and H20 Midstream and Gravity transactions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Permian Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek US adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit), unrealized hedging (gain) loss and intercompany lease impacts;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, Renewable Fuel Standard volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per throughput barrel - calculated as refining production margin divided by our average refining throughput in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and Adjusted EBITDA, Adjusted Refining Margin and Refining Production Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$735.6	$821.8
Accounts receivable, net	617.6	783.7
Inventories, net of inventory valuation reserves	893.2	941.2
Current assets of discontinued operations	—	41.5
Other current assets	85.5	77.8
Total current assets	2,331.9	2,666.0
Property, plant and equipment:
Property, plant and equipment	4,948.4	4,460.3
Less: accumulated depreciation	(2,008.4)	(1,764.0)
Property, plant and equipment, net	2,940.0	2,696.3
Operating lease right-of-use assets	92.2	121.5
Goodwill	475.3	687.5
Other intangibles, net	321.6	287.7
Equity method investments	392.9	360.7
Non-current assets of discontinued operations	—	228.1
Other non-current assets	111.9	124.0
Total assets	$6,665.8	$7,171.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,813.8	$1,814.3
Current portion of long-term debt	9.5	44.5
Current portion of obligation under Inventory Intermediation Agreement	—	0.4
Current portion of operating lease liabilities	43.2	50.1
Current liabilities of discontinued operations	—	11.5
Accrued expenses and other current liabilities	649.5	764.3
Total current liabilities	2,516.0	2,685.1
Non-current liabilities:
Long-term debt, net of current portion	2,755.7	2,555.3
Obligation under Inventory Intermediation Agreement	408.7	407.2
Environmental liabilities, net of current portion	33.3	110.9
Asset retirement obligations	24.7	36.4
Deferred tax liabilities	214.8	264.1
Operating lease liabilities, net of current portion	54.8	85.7
Non-current liabilities of discontinued operations	—	34.3
Other non-current liabilities	82.6	33.1
Total non-current liabilities	3,574.6	3,527.0
Redeemable non-controlling interest	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 80,127,994 shares and 81,539,871 shares issued at December 31, 2024 and December 31, 2023, respectively	0.8	0.8
Additional paid-in capital	1,215.9	1,113.6
Accumulated other comprehensive loss	(4.1)	(4.8)
Treasury stock, 17,575,527 shares, at cost, at December 31, 2024 and December 31, 2023, respectively	(694.1)	(694.1)
Retained earnings	(205.7)	430.0
Non-controlling interests in subsidiaries	262.4	114.2
Total stockholders’ equity	575.2	959.7
Total liabilities and stockholders’ equity	$6,665.8	$7,171.8

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)
($ in millions, except share and per share data)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenues	$2,373.7	$3,942.1	$11,852.2	$16,467.2
Cost of sales:
Cost of materials and other	2,234.7	3,714.1	10,781.8	14,825.3
Operating expenses (excluding depreciation and amortization presented below)	183.5	193.4	763.8	770.6
Depreciation and amortization	90.1	79.7	349.7	322.8
Total cost of sales	2,508.3	3,987.2	11,895.3	15,918.7
Insurance proceeds	(5.6)	(7.0)	(20.6)	(20.3)
Operating (income) expenses related to wholesale business (excluding depreciation and amortization presented below)	(2.3)	0.5	3.4	4.4
General and administrative expenses	61.2	64.0	252.8	272.0
Depreciation and amortization	6.2	4.6	24.8	16.7
Asset impairment	212.2	37.9	243.5	37.9
Other operating income, net	(2.9)	(1.2)	(55.5)	(6.9)
Total operating costs and expenses	2,777.1	4,086.0	12,343.7	16,222.5
Operating (loss) income	(403.4)	(143.9)	(491.5)	244.7
Interest expense, net	68.9	78.9	313.0	318.0
Income from equity method investments	(14.8)	(19.1)	(92.2)	(86.2)
Other ( income) expense, net	(5.2)	0.9	(6.3)	(3.7)
Total non-operating expense, net	48.9	60.7	214.5	228.1
(Loss) income from continuing operations before income tax (benefit) expense	(452.3)	(204.6)	(706.0)	16.6
Income tax benefit	(51.2)	(41.3)	(107.9)	(3.0)
(Loss) income from continuing operations, net of tax	(401.1)	(163.3)	(598.1)	19.6
Discontinued operations:
(Loss) income from discontinued operations, including gain on sale of discontinued operations	(1.9)	6.1	105.9	35.2
Income tax (benefit) expense	(0.9)	2.9	28.7	8.1
(Loss) income from discontinued operations, net of tax	(1.0)	3.2	77.2	27.1
Net (loss) income	(402.1)	(160.1)	(520.9)	46.7
Non-controlling interests	11.7	4.8	39.5	26.9
Net (loss) income attributable to Delek	$(413.8)	$(164.9)	$(560.4)	$19.8
Basic (loss) income per share:
Loss from continuing operations	$(6.53)	$(2.62)	$(9.98)	$(0.11)
(Loss) income from discontinued operations	(0.02)	0.05	$1.21	$0.41
Total basic (loss) income per share	$(6.55)	$(2.57)	$(8.77)	$0.30

Diluted (loss) income per share:
Loss from continuing operations	$(6.53)	$(2.62)	$(9.98)	$(0.11)
(Loss) income from discontinued operations	(0.02)	0.05	$1.21	$0.41
Total diluted (loss) income per share	$(6.55)	$(2.57)	$(8.77)	$0.30
Weighted average common shares outstanding:
Basic	63,234,505	64,046,868	63,882,219	65,406,089
Diluted	63,234,505	64,046,868	63,882,219	65,406,089

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Delek US Holdings, Inc.
Condensed Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Cash (used in) provided by operating activities - continuing operations	$(162.6)	$87.3	$(83.7)	$979.0
Cash (used in) provided by operating activities - discontinued operations	(0.9)	3.5	16.9	34.6
Net cash (used in) provided by operating activities	(163.5)	90.8	(66.8)	1,013.6
Cash flows from investing activities:
Cash used in investing activities - continuing operations	(215.8)	(61.0)	(603.2)	(381.6)
Cash (used in) provided by investing activities - discontinued operations	—	(8.4)	361.7	(26.4)
Net cash used in investing activities	(215.8)	(69.4)	(241.5)	(408.0)
Cash flows from financing activities:
Cash provided by (used in) financing activities - continuing operations	77.3	(100.9)	221.7	(624.7)
Net cash provided by (used in) financing activities	77.3	(100.9)	221.7	(624.7)
Net decrease in cash and cash equivalents	(302.0)	(79.5)	(86.6)	(19.1)
Cash and cash equivalents at the beginning of the period	1,037.6	901.7	822.2	841.3
Cash and cash equivalents at the end of the period	735.6	822.2	735.6	822.2
Less cash and cash equivalents of discontinued operations at the end of the period	—	0.4	—	0.4
Cash and cash equivalents of continuing operations at the end of the period	$735.6	$821.8	$735.6	$821.8

Working Capital Impacts Included in Cash Flows from Operating Activities from Continuing Operations
($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(Unfavorable) favorable cash flow working capital changes (1)	$(71.1)	$130.6	$39.2	$531.6

(1) Includes obligations under the inventory intermediation agreement.

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Significant Transactions During the Quarter Impacting Results:
Transaction Costs
We incurred $3.8 million ($2.9 million after-tax) of additional transaction related costs in connection with the previously announced acquisition of interests in H2O Midstream Intermediate, LLC, H2O Midstream Permian LLC, and H2O Midstream LLC (the "H2O Midstream Acquisition"), intercompany agreement amendments, sale of our retail business and acquisition of interests in Gravity Water Intermediate Holdings LLC ("Gravity Acquisition") during the three months ended December 31, 2024.
Restructuring Costs
In 2022, we announced that we are progressing a business transformation focused on enterprise-wide opportunities to improve the efficiency of our cost structure. For the fourth quarter 2024, we recorded restructuring costs totaling $3.3 million ($2.6 million after-tax) associated with our business transformation. Restructuring costs $3.1 million are recorded in general and administrative expenses and $0.2 million are included in operating expenses in our condensed consolidated statements of income.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel directly related to our refineries and per barrel cost of materials and other for the period recognized on a first-in, first-out basis directly related to our refineries. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.
Intercompany Leases
As a result of amendments to intercompany lease agreements in August 2024, we had to reassess lease classification for the agreements that contain leases under Accounting Standards Codification 842. As a result of these lease assessments, certain of these agreements met the criteria to be accounted for as sales-type leases for Delek Logistics and finance leases for the Refining segment. Therefore, portions of the minimum volume commitments under these agreements subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. Prior to the amendments, these agreements were accounted for as operating leases and these minimum volume commitments were recorded as revenues in the Logistics segment. Similarly, these minimum volume commitments were previously recorded as costs of sales for the Refining segment, as the underlying lease was reclassified from an operating lease to a finance lease, and these payments are now recorded as interest expense and reductions in the lease liability. These accounting changes have no impact to the Delek US consolidated results as these amounts eliminate in consolidation.

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Reconciliation of Net Income (Loss) Attributable to Delek US to Adjusted Net Income (Loss)

	Three Months Ended December 31,		Year Ended December 31,
$ in millions (unaudited)	2024	2023	2024	2023

Reported net (loss) income attributable to Delek US	$(413.8)	$(164.9)	$(560.4)	$19.8
Adjusting items (1)
Inventory LCM valuation (benefit) loss	(0.2)	6.6	(10.7)	0.4
Tax effect	—	(1.5)	2.4	(0.1)
Inventory LCM valuation (benefit) loss, net	(0.2)	5.1	(8.3)	0.3
Other inventory impact	43.9	48.6	82.9	194.0
Tax effect	(9.9)	(11.0)	(18.7)	(43.7)
Other inventory impact, net (2)	34.0	37.6	64.2	150.3
Business interruption insurance and settlement recoveries	—	—	(10.6)	(10.0)
Tax effect	—	—	2.4	2.3
Business interruption insurance and settlement recoveries, net	—	—	(8.2)	(7.7)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	(9.5)	1.2	(17.6)
Tax effect	(0.1)	2.2	(0.3)	4.0
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	—	(7.3)	0.9	(13.6)
Transaction related expenses	3.8	—	24.8	—
Tax effect	(0.9)	—	(5.6)	—
Transaction related expenses, net (2)	2.9	—	19.2	—
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	1.8	—	5.5	—
Tax effect	(0.4)	—	(1.2)	—
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net (3)	1.4	—	4.3	—
Restructuring costs	3.3	31.4	62.8	37.8
Tax effect	(0.7)	(7.1)	(14.1)	(8.5)
Restructuring costs, net (2)	2.6	24.3	48.7	29.3
El Dorado refinery fire losses	—	0.7	—	8.7
Tax effect	—	(0.2)	—	(2.0)
El Dorado refinery fire losses, net	—	0.5	—	6.7
Goodwill impairment	212.2	14.8	212.2	14.8
Tax effect	—	(3.3)	—	(3.3)
Goodwill impairment, net	212.2	11.5	212.2	11.5
Property settlement	—	—	(53.4)	—
Tax effect	—	—	12.0	—
Property settlement, net	—	—	(41.4)	—
Loss (gain) on sale of Retail Stores	0.9	—	(97.5)	—
Tax effect	(0.5)	—	27.4	—
Loss (gain) on sale of Retail Stores, net	0.4	—	(70.1)	—
Total adjusting items (1)	253.3	71.7	221.5	176.8
Adjusted net (loss) income	$(160.5)	$(93.2)	$(338.9)	$196.6
(1) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(3) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

9 |

Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share

	Three Months Ended December 31,		Year Ended December 31,
$ per share (unaudited)	2024	2023	2024	2023

Reported diluted (loss) income per share	$(6.55)	$(2.57)	$(8.77)	$0.30
Adjusting items, after tax (per share) (1) (2)
Net inventory LCM valuation (benefit) loss	—	0.08	(0.13)	—
Other inventory impact (3)	0.53	0.58	1.00	2.29
Business interruption insurance and settlement recoveries	—	—	(0.13)	(0.12)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	—	(0.11)	0.01	(0.21)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (4)	0.02	—	0.07	—
Transaction related expenses (3)	0.05	—	0.30	—
Restructuring costs (3)	0.04	0.37	0.77	0.45
El Dorado refinery fire losses	—	0.01	—	0.10
Goodwill impairment	3.36	0.18	3.32	0.17
Property settlement	—	—	(0.65)	—
Loss (gain) on sale of Retail Stores	0.01	—	(1.10)	—
Total adjusting items (1)	4.01	1.11	3.46	2.68
Adjusted net (loss) income per share	$(2.54)	$(1.46)	$(5.31)	$2.98
(1) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(2) For periods of Adjusted net loss, Adjustments (Adjusting items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(4) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

10 |

Reconciliation of Net Income (Loss) attributable to Delek US to Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
$ in millions (unaudited)	2024	2023	2024	2023
Reported net (loss) income attributable to Delek US	$(413.8)	$(164.9)	$(560.4)	$19.8
Add:
Interest expense, net	68.9	79.0	313.1	318.2
Income tax expense (benefit)	(52.1)	(38.4)	(79.2)	5.1
Depreciation and amortization	96.3	87.5	383.5	351.6
EBITDA attributable to Delek US	(300.7)	(36.8)	57.0	694.7
Adjusting items
Net inventory LCM valuation (benefit) loss	(0.2)	6.6	(10.7)	0.4
Other inventory impact (1)	43.9	48.6	82.9	194.0
Business interruption insurance and settlement recoveries	—	—	(10.6)	(10.0)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	(9.5)	1.2	(17.6)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	1.8	—	5.5	—
Transaction related expenses (1)	3.8	—	24.8	—
Restructuring costs (1)	3.3	31.4	62.8	37.8
El Dorado refinery fire losses	—	0.7	—	8.7
Goodwill impairment	212.2	14.8	212.2	14.8
Property settlement	—	—	(53.4)	—
Loss (gain) on sale of Retail Stores	0.9	—	(97.5)	—
Net income attributable to non-controlling interest	11.7	4.8	39.5	26.9
Total Adjusting items	277.5	97.4	256.7	255.0
Adjusted EBITDA	$(23.2)	$60.6	$313.7	$949.7
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

11 |

Reconciliation of (Loss) Income From Continuing Operations, Net of Tax to Adjusted EBITDA from Continuing Operations
	Three Months Ended December 31,		Year Ended December 31,
$ in millions (unaudited)	2024	2023	2024	2023
Reported (loss) income from continuing operations, net of tax	$(401.1)	$(163.3)	$(598.1)	$19.6
Add:
Interest expense, net	68.9	78.9	313.0	318.0
Income tax benefit	(51.2)	(41.3)	(107.9)	(3.0)
Depreciation and amortization	96.3	84.3	374.5	339.5
EBITDA attributable to Delek US	(287.1)	(41.4)	(18.5)	674.1
Adjusting items
Net inventory LCM valuation (benefit) loss	(0.2)	6.6	(10.7)	0.4
Other inventory impact (1)	43.9	48.6	82.9	194.0
Business interruption insurance and settlement recoveries	—	—	(10.6)	(10.0)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	(9.5)	1.2	(17.6)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	1.8	—	5.5	—
Transaction related expenses (1)	3.3	—	14.9	—
Restructuring costs (1)	3.3	31.4	62.8	37.8
El Dorado refinery fire losses	—	0.7	—	8.7
Goodwill impairment	212.2	14.8	212.2	14.8
Property settlement	—	—	(53.4)	—
Total Adjusting items	264.4	92.6	304.8	228.1
Adjusted EBITDA from continuing operations	$(22.7)	$51.2	$286.3	$902.2
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

Reconciliation of (Loss) Income From Discontinued Operations, Net of Tax to Adjusted EBITDA from Discontinued Operations
	Three Months Ended December 31,		Year Ended December 31,
$ in millions (unaudited)	2024	2023	2024	2023
Reported (loss) income from discontinued operations, net of tax	$(1.0)	$3.2	$77.2	$27.1
Add:
Interest expense, net	—	0.1	0.1	0.2
Income tax (benefit) expense	(0.9)	2.9	28.7	8.1
Depreciation and amortization	—	3.2	9.0	12.1
EBITDA attributable to discontinued operations	(1.9)	9.4	115.0	47.5
Adjusting items
Transaction costs (1)	0.5	—	9.9	—
Loss (gain) on sale of Retail Stores	0.9	—	(97.5)	—
Total Adjusting items	1.4	—	(87.6)	—
Adjusted EBITDA from discontinued operations	$(0.5)	$9.4	$27.4	$47.5
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.

12 |

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Three Months Ended December 31, 2024
$ in millions (unaudited)	Refining	Logistics	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$(293.2)	$73.8	$(67.7)	$(287.1)
Adjusting items
Net inventory LCM valuation (benefit) loss	(0.2)	—	—	(0.2)
Other inventory impact (1)	43.9	—	—	43.9
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	—	—	0.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	1.8	—	—	1.8
Transaction related expenses (1)	—	2.7	0.6	3.3
Restructuring costs (1)	—	—	3.3	3.3
Goodwill impairment	212.2	—	—	212.2
Intercompany lease impacts (1)	(34.2)	30.7	3.5	—
Total Adjusting items	223.6	33.4	7.4	264.4
Adjusted Segment EBITDA	$(69.6)	$107.2	$(60.3)	$(22.7)

	Three Months Ended December 31, 2023
$ in millions (unaudited)	Refining (3)	Logistics	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$(52.3)	$84.2	$(73.3)	$(41.4)
Adjusting items
Net inventory LCM valuation (benefit) loss	6.6	—	—	6.6
Other inventory impact (1)	48.6	—	—	48.6
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(9.5)	—	—	(9.5)
Restructuring costs	1.5	0.4	29.5	31.4
El Dorado refinery fire losses	0.7	—	—	0.7
Goodwill impairment	—	14.8	—	14.8
Total Adjusting items	47.9	15.2	29.5	92.6
Adjusted Segment EBITDA	$(4.4)	$99.4	$(43.8)	$51.2

13 |

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Year Ended December 31, 2024
$ in millions (unaudited)	Refining (3)	Logistics	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$(158.0)	$342.7	$(203.2)	$(18.5)
Adjusting items
Net inventory LCM valuation (benefit) loss	(10.7)	—	—	(10.7)
Other inventory impact (1)	82.9	—	—	82.9
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	1.2	—	—	1.2
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	5.5	—	—	5.5
Restructuring costs (1)	36.6	—	26.2	62.8
Transaction related expenses (1)	—	11.4	3.5	14.9
Business interruption settlement recoveries	(10.6)	—	—	(10.6)
Goodwill impairment	212.2	—	—	212.2
Property settlement	—	—	(53.4)	(53.4)
Intercompany lease impacts (1)	(66.3)	59.6	6.7	—
Total Adjusting items	250.8	71.0	(17.0)	304.8
Adjusted Segment EBITDA	$92.8	$413.7	$(220.2)	$286.3

	Year Ended December 31, 2023
$ in millions (unaudited)	Refining (3)	Logistics	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$560.7	$363.0	$(249.6)	$674.1
Adjusting items
Net inventory LCM valuation (benefit) loss	0.4	—	—	0.4
Other inventory impact (1)	194.0	—	—	194.0
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(17.6)	—	—	(17.6)
Restructuring costs	1.5	0.4	35.9	37.8
Business interruption insurance recoveries	(10.0)	—	—	(10.0)
El Dorado refinery fire losses	8.7	—	—	8.7
Goodwill impairment	—	14.8	—	14.8
Total Adjusting items	177.0	15.2	35.9	228.1
Adjusted Segment EBITDA	$737.7	$378.2	$(213.7)	$902.2
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.
(3) During the second quarter 2024, we realigned our reportable segments for financial reporting purposes to reflect changes in the manner in which our chief operating decision maker, or CODM, assesses financial information for decision-making purposes. The change represents reporting the operating results of our 50% interest in a joint venture that owns asphalt terminals located in the southwestern region of the U.S. within the refining segment. Prior to this change, these operating results were reported as part of corporate, other and eliminations. While this reporting change did not change our consolidated results, segment data for previous years has been restated and is consistent with the current year presentation.

14 |

Refining Segment Selected Financial Information	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total Refining Segment	(Unaudited)		(Unaudited)
Days in period	92	92	366	365
Total sales volume - refined product (average barrels per day ("bpd")) (1)	271,333	308,932	301,834	298,617
Total production (average bpd)	262,918	304,939	292,817	291,802

Crude oil	252,170	286,898	281,271	278,231
Other feedstocks	14,346	19,508	15,380	15,998
Total throughput (average bpd)	266,516	306,406	296,651	294,229

Total refining production margin per bbl total throughput	$3.71	$6.86	$7.10	$12.02
Total refining operating expenses per bbl total throughput	$5.46	$5.62	$5.37	$5.54

Total refining production margin ($ in millions)	$90.9	$193.3	$771.2	$1,291.0
Supply, marketing and other ($ millions) (2)	(34.6)	(43.4)	(123.0)	51.6
Total adjusted refining margin ($ in millions)	$56.3	$149.9	$648.2	$1,342.6

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	66.3%	72.2%	69.9%	73.0%
Gulf Coast Sweet crude	6.7%	5.4%	7.3%	4.3%
Local Arkansas crude oil	3.9%	3.5%	3.4%	4.0%
Other	23.1%	18.9%	19.4%	18.7%

Crude utilization (% based on nameplate capacity) (4)	83.5%	95.0%	93.1%	92.1%

Tyler, TX Refinery
Days in period	92	92	366	365
Products manufactured (average bpd):
Gasoline	33,052	41,433	35,723	33,442
Diesel/Jet	29,568	33,698	31,755	28,670
Petrochemicals, LPG, NGLs	1,983	2,142	2,319	2,341
Other	426	1,201	849	1,691
Total production	65,029	78,474	70,646	66,144
Throughput (average bpd):
Crude oil	65,060	74,577	70,009	63,210
Other feedstocks	1,279	4,727	2,299	3,617
Total throughput	66,339	79,304	72,308	66,827

Tyler refining production margin ($ in millions)	$40.6	$84.2	$265.2	$413.9
Per barrel of throughput:
Tyler refining production margin	$6.66	$11.54	$10.02	$16.97
Operating expenses	$5.51	$5.13	$5.04	$5.08
Crude Slate: (% based on amount received in period)
WTI crude oil	74.5%	82.8%	79.2%	79.5%
East Texas crude oil	25.2%	17.2%	20.4%	20.5%
Other	0.3%	—%	0.4%	—%

Capture rate (3)	48.4%	65.8%	57.0%	62.8%
El Dorado, AR Refinery
Days in period	92	92	366	365
Products manufactured (average bpd):
Gasoline	37,814	43,777	38,215	38,868
Diesel	27,628	32,585	29,843	30,061
Petrochemicals, LPG, NGLs	918	1,290	1,205	1,495
Asphalt	8,412	8,579	8,739	7,711
Other	1,076	409	1,237	877
Total production	75,848	86,640	79,239	79,012
Throughput (average bpd):
Crude oil	73,215	83,767	77,993	77,423
Other feedstocks	4,034	3,881	2,886	3,262
Total throughput	77,249	87,648	80,879	80,685

15 |

Refining Segment Selected Financial Information (continued)	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
El Dorado refining production margin ($ in millions)	$4.0	$39.8	$101.0	$270.8
Per barrel of throughput:
El Dorado refining production margin	$0.56	$4.94	$3.41	$9.20
Operating expenses	$4.78	$4.58	$4.65	$4.59
Crude Slate: (% based on amount received in period)
WTI crude oil	64.9%	66.4%	66.5%	67.3%
Local Arkansas crude oil	13.1%	11.9%	12.2%	14.0%
Other	22.0%	21.7%	21.3%	18.7%

Capture rate (3)	4.1%	28.2%	19.4%	34.0%
Big Spring, TX Refinery
Days in period	92	92	366	365
Products manufactured (average bpd):
Gasoline	36,757	28,324	33,888	32,386
Diesel/Jet	24,784	19,593	25,157	22,390
Petrochemicals, LPG, NGLs	4,949	4,465	4,710	3,593
Asphalt	2,986	2,430	2,774	1,983
Other	2,670	2,673	3,883	3,129
Total production	72,146	57,485	70,412	63,481
Throughput (average bpd):
Crude oil	66,919	52,828	66,123	60,236
Other feedstocks	5,981	5,380	4,975	4,223
Total throughput	72,900	58,208	71,098	64,459

Big Spring refining production margin ($ in millions)	$33.8	$32.4	$215.4	$312.7
Per barrel of throughput:
Big Spring refining production margin	$5.04	$6.05	$8.28	$13.29
Operating expenses	$6.29	$8.98	$6.66	$7.92
Crude Slate: (% based on amount received in period)
WTI crude oil	70.1%	67.4%	70.4%	68.5%
WTS crude oil	29.9%	32.6%	29.6%	31.5%

Capture rate (3)	38.6%	38.5%	48.9%	51.3%
Krotz Springs, LA Refinery
Days in period	92	92	366	365
Products manufactured (average bpd):
Gasoline	18,516	41,848	34,268	40,805
Diesel/Jet	18,957	30,982	28,125	31,589
Heavy oils	9,202	2,440	3,641	3,785
Petrochemicals, LPG, NGLs	2,791	6,568	4,942	6,525
Other	429	503	1,544	460
Total production	49,895	82,341	72,520	83,164
Throughput (average bpd):
Crude oil	46,976	75,726	67,146	77,362
Other feedstocks	3,052	5,520	5,220	4,896
Total throughput	50,028	81,246	72,366	82,258

Krotz Springs refining production margin ($ in millions)	$12.5	$36.9	$189.6	$293.5
Per barrel of throughput:
Krotz Springs refining production margin	$2.71	$4.93	$7.16	$9.78
Operating expenses	$5.27	$4.83	$5.23	$4.96
Crude Slate: (% based on amount received in period)
WTI Crude	52.6%	72.6%	63.7%	77.4%
Gulf Coast Sweet Crude	35.0%	20.2%	29.7%	15.1%
Other	12.4%	7.2%	6.6%	7.5%

Capture rate (3)	27.8%	55.7%	53.4%	66.5%
(1)     Includes sales to other segments which are eliminated in consolidation.

16 |

(2)    Supply, marketing and other activities include refined product wholesale and related marketing activities, asphalt and intermediates marketing activities, optimization of inventory, the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations and our 50% interest in a joint venture that owns asphalt terminals. Formally known as Trading & Supply.
(3)    Defined as refining production margin divided by the respective crack spread. See page 19 for crack spread information.
(4) Crude throughput as % of total nameplate capacity of 302,000 bpd.

Logistics Segment Selected Information	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	64,920	73,438	69,903	67,003
Refined products pipelines	57,513	68,552	59,136	58,181
SALA Gathering System	13,883	13,329	11,568	13,782
East Texas Crude Logistics System	35,046	40,798	34,711	32,668
Midland Gathering Assets	200,705	229,179	217,847	230,471
Plains Connection System	360,725	254,224	333,405	250,140
Delaware Gathering Assets:
Natural gas gathering and processing (Mcfd) (1)	71,078	67,292	74,831	71,239
Crude oil gathering (average bpd)	123,346	112,522	123,978	111,335
Water disposal and recycling (average bpd)	144,414	95,175	128,539	108,907
Midland Water Gathering System: (2)
Water disposal and recycling (average bpd)	274,361	—	280,955	—

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (3)	63,022	68,735	67,682	60,626
Big Spring wholesale marketing throughputs (average bpd)	—	76,408	44,999	77,897
West Texas wholesale marketing throughputs (average bpd)	7,472	10,511	5,828	10,032
West Texas wholesale marketing margin per barrel	$4.35	$4.73	$3.18	$5.18
Terminalling throughputs (average bpd) (4)	151,309	105,933	154,217	113,803
(1) Mcfd - average thousand cubic feet per day.
(2) 2024 volumes include volumes from September 11, 2024 through December 31, 2024.
(3) Excludes jet fuel and petroleum coke.
(4) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

17 |

Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment, and Other Reconciliations of Amounts Reported Under U.S. GAAP

Selected Segment Financial Data	Three Months Ended December 31, 2024
$ in millions (unaudited)	Refining	Logistics	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$2,270.3	$103.4	$—	$2,373.7
Inter-segment fees and revenues	69.4	106.4	(175.8)	—
Total revenues	$2,339.7	$209.8	$(175.8)	$2,373.7
Cost of sales	2,502.7	163.9	(158.3)	2,508.3
Gross margin	$(163.0)	$45.9	$(17.5)	$(134.6)

	Three Months Ended December 31, 2023
$ in millions (unaudited)	Refining	Logistics	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$3,735.9	$104.7	$—	$3,840.6
Inter-segment fees and revenues (1)	199.5	149.4	(247.4)	101.5
Total revenues	$3,935.4	$254.1	$(247.4)	$3,942.1
Cost of sales	4,049.9	179.9	(242.6)	3,987.2
Gross margin	$(114.5)	$74.2	$(4.8)	$(45.1)

	Year Ended December 31, 2024
$ in millions (unaudited)	Refining	Logistics	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$11,142.4	$422.8	$—	$11,565.2
Inter-segment fees and revenues (1)	640.6	517.8	(871.4)	287.0
Total revenues	$11,783.0	$940.6	$(871.4)	$11,852.2
Cost of sales	12,009.5	703.0	(817.2)	11,895.3
Gross margin	$(226.5)	$237.6	$(54.2)	$(43.1)

	Year Ended December 31, 2023
$ in millions (unaudited)	Refining	Logistics	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$15,578.1	$456.6	$—	$16,034.7
Inter-segment fees and revenues (1)	828.8	563.8	(960.1)	432.5
Total revenues	$16,406.9	$1,020.4	$(960.1)	$16,467.2
Cost of sales	16,095.7	735.5	(912.5)	15,918.7
Gross margin	$311.2	$284.9	$(47.6)	$548.5
(1) Intercompany fees and sales for the refining segment include revenues of $287.0 million during the year ended December 31, 2024 and $101.5 million and $432.5 million during the three months ended December 31, 2023 and year ended December 31, 2023, respectively, to the Retail Stores, the operations of which are reported in discontinued operations.

18 |

Pricing Statistics	Three Months Ended December 31,		Year Ended December 31,
(average for the period presented)	2024	2023	2024	2023

WTI — Cushing crude oil (per barrel)	$70.42	$78.69	$75.88	$77.69
WTI — Midland crude oil (per barrel)	$71.19	$79.71	$76.85	$78.90
WTS — Midland crude oil (per barrel)	$70.12	$78.43	$75.95	$77.61
LLS (per barrel)	$72.57	$81.26	$78.30	$80.18
Brent (per barrel)	$74.01	$82.94	$79.84	$82.21

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$13.74	$17.52	$17.58	$27.02
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$13.05	$15.71	$16.94	$25.93
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$9.77	$8.85	$13.40	$14.70

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$1.90	$2.03	$2.13	$2.34
Gulf Coast Ultra-low sulfur diesel (per gallon)	$2.15	$2.68	$2.36	$2.72
U.S. Gulf Coast high sulfur diesel (per gallon)	$2.02	$2.01	$1.98	$1.85
Natural gas (per MMBTU)	$2.98	$2.92	$2.42	$2.66
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For 2023, for our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and 50% of (Argus pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel) and 50% of (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). For 2024, for our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Other Reconciliations of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended December 31,		Year Ended December 31,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2024	2023	2024	2023
Gross margin	$(163.0)	$(114.5)	$(226.5)	$311.2
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	137.2	159.8	596.6	619.2
Depreciation and amortization	70.7	57.7	265.5	234.2
Refining margin	$44.9	$103.0	$635.6	$1,164.6
Adjusting items
Net inventory LCM valuation loss (benefit)	(0.2)	6.6	(10.7)	0.4
Other inventory impact (1)	43.9	48.6	82.9	194.0
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.1	(9.5)	1.2	(17.6)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	1.8	—	5.5	—
Restructuring costs (1)	—	1.2	—	1.2
Intercompany lease impacts (1)	(34.2)	—	(66.3)	—
Total adjusting items	11.4	46.9	12.6	178.0
Adjusted refining margin	$56.3	$149.9	$648.2	$1,342.6
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

Calculation of Net (Cash) Debt	December 31, 2024	December 31, 2023
Long-term debt - current portion	$9.5	$44.5
Long-term debt - non-current portion	2,755.7	2,555.3
Total long-term debt	2,765.2	2,599.8
Less: Cash and cash equivalents	735.6	821.8
Net debt - consolidated	2,029.6	1,778.0
Less: DKL net debt	1,870.0	1,700.0
Net debt, excluding DKL	$159.6	$78.0

Investor/Media Relations Contacts:

investor.relations@delekus.com

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its X account (@DelekUSHoldings).

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